UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                DECEMBER 22, 2006


                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)


            NEBRASKA                     001-31924             84-0748903
  ----------------------------          -----------         ----------------
  (State or other jurisdiction          (Commission         (I.R.S. Employer
       of incorporation)                File Number)        Identification No.)

               121 SOUTH 13TH STREET
                     SUITE 201
                 LINCOLN, NEBRASKA                                68508
       --------------------------------------                  ----------
      (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code (402) 458-2370
                                                   --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
            -------------

                On December 22, 2006, Nelnet, Inc. issued a press release announcing that the Government of Canada has notified EDULINX Canada Corporation, a subsidiary of Nelnet, that the Government of Canada has decided to award a competitive contract to provide financial and related administrative services in support of the Canada and Integrated Student Loan Programs ("CSLP") upon the expiration of the current EDULINX contract for such services to another service provider.

               Under its existing contract with the Government of Canada, EDULINX provides services for student borrowers attending public institutions. The Government of Canada is EDULINX's largest customer, and as previously disclosed, this contract is currently scheduled to expire on July 31, 2007 (the Government of Canada has the option to extend the existing contract to March 31, 2008). As a result of this decision, EDULINX will be required to transition the existing direct-financed CSLP portfolio it services to the selected service provider.

               EDULINX's servicing revenue for the nine-months ended September 30, 2006 was $48.2 million (USD), of which $37.3 million (USD) was earned under the CSLP contract. For the nine-months ended September 30, 2006, EDULINX contributed $3.7 million (USD), or $0.07 per share, to Nelnet's consolidated net income earned under generally accepted accounting principles ("GAAP").

               In addition to evaluating the Company's GAAP-based financial information, management also evaluates the Company on certain non-GAAP performance measures referred to as base net income. Base net income as defined by Nelnet is GAAP net income excluding derivative market value, foreign currency, and put option adjustments, the amortization of intangible assets, non-cash stock based compensation related to business combinations, and variable-rate floor income. While base net income is not a substitute for reported results under GAAP, the Company provides base net income as additional information regarding its financial results. Base net income is a non-GAAP financial measure and may not be comparable to similarly titled measures reported by other companies. The Company's base net income presentation does not represent another comprehensive basis of accounting. The difference between GAAP and base net income related to EDULINX's operating results is due to the amortization of certain EDULINX intangible assets.

               EDULINX contributed $4.3 million (USD), or $0.08 per share, to Nelnet's consolidated base net income for the nine-month period ended September 30, 2006.

               For the year ending December 31, 2006, the Company expects to earn approximately $65 million (USD) of servicing revenue from EDULINX. Of this amount, approximately $51 million (USD) is expected to be earned under the CSLP contract. In addition, Nelnet expects that approximately $5 million (USD), or $0.09 per share, and approximately $6 million
        (USD), or $0.11 per share, of Nelnet's GAAP and base net income for 2006, respectively, will be contributed by EDULINX.

               A copy of the press release is attached as an exhibit to this Report.

Item 2.06.  Material Impairments.
            --------------------

               As a result of the Government of Canada's decision to award the contract to provide financial and related administrative services for CSLP to another service provider as discussed in Item 8.01 above, Nelnet concluded that an impairment charge for certain EDULINX assets, including servicing software and hardware under development, intangible assets, and goodwill, was required under GAAP. This determination was made based upon the decision that Nelnet will no longer continue to develop a servicing platform for EDULINX and a comparison of the carrying amount of certain EDULINX intangible assets and goodwill with their fair value. Accordingly, the Company currently estimates that it will record a non-cash pre-tax impairment charge of $9 million (USD) to $10 million (USD) during the fourth quarter of 2006. The actual amount of the impairment charge recorded will not be known until the Company has finalized its determination of certain servicing hardware and software assets to be sold and prepared or obtained updated estimates.

                Under the current contract between EDULINX and the Government of Canada, EDULINX can earn performance incentive revenue if certain performance levels are achieved (as defined in the servicing contract). The current contract is for the period April 1, 2006 through July 31, 2007. Based on EDULINX achieving certain performance objectives through December 31, 2006, the Company may recognize up to $5.0 million (USD) during the fourth quarter of 2006 related to the incentives under this contract. (This incentive revenue is not included in the 2006 revenue, GAAP net income, and base net income estimated projections discussed under Item 8.01 above). Additional incentive revenue could be recognized by EDULINX over the remaining term of this contract.

Item 9.01.  Financial Statements and Exhibits.
            ---------------------------------

               (d) Exhibits. The following exhibit is filed as part of this report:

        Exhibit
          No.                     Description
       -----------   -----------------------------------------------------------

          99.1 Press release dated December 22, 2006 - "Nelnet Statement Regarding Canadian Student Loan Contract"

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 22, 2006

                                            NELNET, INC.


                                            By:     /s/ TERRY J. HEIMES
                                                --------------------------------
                                                Name:   Terry J. Heimes
                                                Title:  Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------
99.1                Press Release dated December 22, 2006 - "Nelnet Statement
                    Regarding Canadian Student Loan Contract"